EXHIBIT 2.1

                            DISTRIBUTION AGREEMENT
                                     among
                              C-TEC CORPORATION,
                             CABLE MICHIGAN, INC.
                                      and
                                RCN CORPORATION


                               TABLE OF CONTENTS


                                                                          Page

                                 ARTICLE 1
                                Definitions

Section 1.1.  Definitions..................................................  2

                                 ARTICLE 2
                               Restructuring

Section 2.1.  The Restructuring............................................ 10
Section 2.2.  Transfers of Certain Other Assets............................ 12
Section 2.3.  Agreement Relating to Consents............................... 13
Section 2.4.  Post Distribution Actions.................................... 14

                                 ARTICLE 3
                             The Distribution

Section 3.1.  Cooperation Prior to the Distribution........................ 14
Section 3.2.  C-TEC Board Action; Conditions Precedent..................... 15
Section 3.3.  The Distribution............................................. 16
Section 3.4.  Stock Dividends to C-TEC..................................... 17
Section 3.5.  Fractional Shares............................................ 17

                                 ARTICLE 4
                              Indemnification

Section 4.1.  Cable Michigan Indemnification of the C-TEC
                Group and the RCN Group.................................... 18
Section 4.2.  RCN Indemnification of the C-TEC Group and the Cable Michigan
               Group....................................................... 18
Section 4.3.  C-TEC Indemnification of Cable Michigan Group and RCN
                Group...................................................... 19
Section 4.4.  Insurance; Third Party Obligations........................... 20
Section 4.5.  Notice and Payment of Claims................................. 20
Section 4.6.  Notice and Defense of Third-Party Claims Other
                Than Those for Shared Liabilities.......................... 21
Section 4.7.  Notice and Defense of Third-Party Claims for Shared
                Liabilities................................................ 22
Section 4.8.  Contribution................................................. 24
Section 4.9.  Non-Exclusivity of Remedies.................................. 24

                                 ARTICLE 5
                             Employee Matters

Section 5.1.  Employee Matters Generally................................... 24

                                 ARTICLE 6
                       Certain Transitional Services

Section 6.1.  Provision of Services........................................ 24
Section 6.2.  Duration of Provision and Purchase of
                Services................................................... 24
Section 6.3.  Nature and Scope of Provision of Services.................... 25
Section 6.4.  Charges and Payment for Services............................. 26
Section 6.5.  Status as Independent Contractor............................. 26
Section 6.6.  Exculpation; Force Majeure................................... 26
Section 6.7.  No Transfer of Proprietary Rights............................ 27

                                 ARTICLE 7
                           Access to Information

Section 7.1.  Provision of Corporate Records............................... 27
Section 7.2.  Access to Information........................................ 27
Section 7.3.  Litigation Cooperation....................................... 28
Section 7.4.  Reimbursement................................................ 28
Section 7.5.  Retention of Records......................................... 28
Section 7.6.  Confidentiality.............................................. 28
Section 7.7.  Inapplicability of Article VII to Tax Matters................ 29

                                 ARTICLE 8
                         Certain Other Agreements

Section 8.1.  Intercompany Accounts and Agreements......................... 29
Section 8.2.  Further Assurances and Consents.............................. 29
Section 8.3.  Intellectual Property Rights and Licenses.................... 30
Section 8.4.  Insurance.................................................... 30

                                 ARTICLE 9
                               Miscellaneous

Section 9.1.  Notices...................................................... 31
Section 9.2.  Amendments; No Waivers....................................... 32
Section 9.3.  Expenses..................................................... 32
Section 9.4.  Successors and Assigns....................................... 33
Section 9.5.  Governing Law................................................ 33
Section 9.6.  Entire Agreement............................................. 33
Section 9.7.  Tax Sharing Agreement; Set-Off; Certain Transfer
               Taxes....................................................... 34
Section 9.8.  Existing Arrangements........................................ 34
Section 9.9.  Termination Prior to the Distribution........................ 34
Section 9.10. Captions..................................................... 34
Section 9.11. Dispute Resolution; Jurisdiction............................. 34
Section 9.12. Severability................................................. 35

SCHEDULE 1.01       -   Shared Liabilities
SCHEDULE 5.01       -   Employee Matters
SCHEDULE 6.01(i)    -   Services Provided by RCN to C-TEC Group
SCHEDULE 6.01(ii)   -   Services Provided by RCN to Cable Michigan Group
SCHEDULE 6.01(iii)  -   Services Provided by C-TEC to RCN Group
SCHEDULE 6.01(iv)   -   Services Provided by C-TEC to Cable Michigan Group
SCHEDULE 9.08       -   Surviving Agreements


                            DISTRIBUTION AGREEMENT

               DISTRIBUTION AGREEMENT dated as of ________ __, 1997 (the "Agreement") among C-TEC Corporation, a Pennsylvania corporation ("C-TEC"), Cable Michigan, Inc., a Pennsylvania corporation ("Cable Michigan"), and RCN Corporation, a Delaware corporation ("RCN").

                                     W I T N E S S E T H:

               WHEREAS, Cable Michigan and RCN are wholly owned Subsidiaries of C-TEC;

               WHEREAS, the Board of Directors of C-TEC has determined that it is in the best interest of C-TEC, its shareholders, Cable Michigan and RCN to distribute to the holders of shares of Common Stock, par value $1.00 per share, of C-TEC (the "C-TEC Common Stock") and to the holders of shares of Class B Common Stock, par value $1.00 per share, of C-TEC (the "C-TEC Class B Common Stock", and together with the C-TEC Common Stock, the "C-TEC Common Equity") all of the outstanding shares of Common Stock, par value $1.00 per share, of Cable Michigan (the "Cable Michigan Common Stock") owned by C-TEC and all of the outstanding shares of Common Stock, par value $1.00 per share, of RCN (the "RCN Common Stock") owned by C-TEC;

               WHEREAS, C-TEC, Cable Michigan and RCN are concurrently herewith entering into the Tax Sharing Agreement; and

               WHEREAS, the parties hereto desire to set forth herein the principal corporate transactions to be effected in connection with the Distribution and certain other matters relating to the relationship and the respective rights and obligations of the parties following the Distribution;

               NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1

                                  Definitions

               Section 1.1. Definitions. The following terms, as used herein, have the following meanings:

               "Action" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

               "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this Agreement, no member of one Group shall be treated as an Affiliate of any member of either of the other Groups.

               "Cable Michigan Business" means the business of providing cable television services to customers in certain locations in Michigan conducted primarily by Cable Michigan and Mercom.

               "Cable Michigan Common Stock" has the meaning set forth in the second recital hereto.

               "Cable Michigan Form 10" means the registration statement on Form 10 filed by Cable Michigan with the Commission on July 9, 1997 to effect the registration of Cable Michigan Common Stock pursuant to the 1934 Act in connection with the Distribution, as such registration statement may be amended from time to time.

               "Cable Michigan Group" means Cable Michigan and its Subsidiaries as of (and, except where the context clearly indicates otherwise, after) the Effective Time (including all predecessors to such Persons). The members of the Cable Michigan Group are Cable Michigan, Mercom and Mercom's Subsidiaries.

               "Cable Michigan Indemnitees" has the meaning set forth in
Section 4.02.

               "Cable Michigan Information Statement" means the information statement that forms a part of the Cable Michigan Form 10 and is to be sent to each holder of C-TEC Common Stock in connection with the Distribution.

               "Cable Michigan Liabilities" means all (i) Liabilities of the Cable Michigan Group under this Agreement or the other Distribution Documents,
(ii) except as otherwise specifically provided herein or in any other Distribution Document, other Liabilities, whether arising before, on or after the Distribution Date, of the parties hereto (or their respective Subsidiaries) to the extent such Liabilities arise primarily from or relate primarily to the management or conduct of the Cable Michigan Business prior to the Effective Time (the Liabilities listed in clauses (i) and (ii) are collectively referred to as "True Cable Michigan Liabilities") and (iii) 20% of the Shared Liabilities. The Cable Michigan Liabilities include all Liabilities set forth on the balance sheet of Cable Michigan as of June 30, 1997 included in the Cable Michigan Information Statement (the "Michigan Balance Sheet Liabilities").

               "CCI" means Commonwealth Communications, Inc., a Pennsylvania corporation and a wholly owned Subsidiary of C-TEC.

               "CCS" means C-TEC Cable Systems, Inc., a Delaware corporation.

               "Chimes" means Commonwealth Telecom Services, Inc., a Pennsylvania corporation and a wholly owned Subsidiary of CCI.

               "CLD Newco" means Commonwealth Long Distance Company, a Pennsylvania corporation and a wholly owned Subsidiary of RLD.

               "CLD Newco Distribution" has the meaning set forth in
Section 2.01(l).

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commission" means the Securities and Exchange Commission.

               "Commonwealth Service Area" means the local telephone service franchise area of CTCo as of the date of this Agreement together with the Pennsylvania communities of Wilkes-Barre, Scranton and Harrisburg.

               "Commonwealth Service Area Long Distance Business" means the business of providing long distance telephone services to customers in the Commonwealth Service Area conducted prior to the Restructuring primarily by RLD and after the Restructuring primarily by CLD Newco.

               "CTCo" means Commonwealth Telephone Company, a Pennsylvania corporation and a wholly owned Subsidiary of C-TEC.

               "C-TEC Business" means, collectively, (i) the local telephone service business conducted primarily by CTCo, (ii) the Commonwealth Service Area Long Distance Business and (iii) the telecommunications, engineering and technical services business conducted primarily by CCI.

               "C-TEC Class B Common Stock" has the meaning set forth in the second recital hereto.

               "C-TEC Common Equity" has the meaning set forth in the second recital hereto.

               "C-TEC Common Stock" has the meaning set forth in the second recital hereto.

               "C-TEC Group" means C-TEC and its Subsidiaries (other than any member of the Cable Michigan Group or the RCN Group). The members of the C-TEC Group are C-TEC, CTCo, Commonwealth Long Distance Company, Commonwealth Telecom Services, Inc., SRHC, Inc., TMH, Inc., Keystone Telecom Company, C-TEC Cable Holdings, Inc., Mobile Plus, Inc., Mobile Plus of Iowa, Inc., Mobile Plus Services, Inc., Mobilefone, Inc., Mobile Plus Services of Pennsylvania, Inc. and C-TEC Cellular Centre County, Inc.

               "C-TEC Indemnitees" has the meaning set forth in Section 4.01.

               "C-TEC Liabilities" means all (i) Liabilities of the C-TEC Group under this Agreement or the other Distribution Documents, (ii) except as otherwise specifically provided herein or in any other Distribution Document, other Liabilities, whether arising before, on or after the Distribution Date, of the parties hereto (or their respective Subsidiaries) to the extent such Liabilities arise primarily from or relate primarily to the management or conduct of the C-TEC Business prior to the Effective Time (the Liabilities listed in clauses (i) and (ii) are collectively referred to as "True C-TEC Liabilities") and (iii) 50% of the Shared Liabilities. The C-TEC Liabilities include all Liabilities set forth on the balance sheet of C-TEC as of June 30, 1997 included in C-TEC's quarterly report on Form 10-Q for the quarter ended on such date other than the Cable Michigan Balance Sheet Liabilities and the RCN Balance Sheet Liabilities.

               "C-TEC Services" has the meaning set forth in Section 2.01(o).

                "Distribution" means the distribution by C-TEC on the Distribution Date of the Cable Michigan Common Stock and the RCN Common Stock owned by C-TEC to the holders of C-TEC Common Equity as of the Record Date.

               "Distribution Agent" means First Union National Bank.

               "Distribution Date" means the business day as of which the Distribution shall be effected.

               "Distribution Documents" means all of the agreements and other documents entered into in connection with the Restructuring, the Distribution or the other transactions contemplated hereby, including, without limitation, this Agreement and the Tax Sharing Agreement.

               "Effective Time" means the close of business on the Distribution Date.

               "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, permits, licenses and governmental restrictions, whether now or hereafter in effect, relating to the environment, the effect of the environment on human health or to emissions, discharges, releases, manufacturing, storage, processing, distribution, use, treatment, disposal, transportation or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes or the clean-up or other remediation thereof.

               "Fees" has the meaning set forth in Section 6.04.

               "$15 Million Loan" has the meaning set forth in Section 2.01.

               "Finally Determined" means, with respect to any Action or other matter, that the outcome or resolution of such Action or matter has been judicially determined by judgment or order not subject to further appeal or discretionary review (or, in the case of any matter required to be resolved by arbitration in accordance with Section 9.11(a), that the outcome or resolution of such matter has been determined thereunder).

               "Force Majeure" has the meaning set forth in Section 6.06(b).

               "Form 10s" means, collectively, the Cable Michigan Form 10 and the RCN Form 10.

               "Group" means, as the context requires, the Cable Michigan Group, the RCN Group or the C-TEC Group.

               "Historical Services" has the meaning set forth in Schedule 6.01(ii).

               "Indemnified Party" has the meaning set forth in Section 4.05.

               "Indemnifying Party" has the meaning set forth in Section 4.05.

               "Information Statements" means the RCN Information Statement and the Cable Michigan Information Statement.

               "Internal Cable Michigan Distribution" has the meaning set forth in Section 2.01(j).

               "International" means RCN International Holdings, Inc., a Delaware corporation and a wholly owned Subsidiary of C-TEC.

               "Letter Ruling" means the private letter ruling dated June 16, 1997, issued by the Internal Revenue Service with respect to the tax-free nature of the Distribution.

               "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, any law (including Environmental Laws), rule, regulation, any action, order, injunction or consent decree of any governmental agency or entity, or any award of any arbitrator of any kind, and those arising under any agreement, commitment or undertaking.

               "Losses" means, with respect to any Person, any and all damage, loss, liability and expense incurred or suffered by such Person (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions).

               "Managing Party" has the meaning set forth in Section 4.07.

               "Mercom" means Mercom, Inc., a Delaware corporation and a 61.92% owned Subsidiary of C-TEC.

               "Mercom Interest" has the meaning set forth in Section 2.01(p).

               "Nasdaq" has the meaning set forth in Section 3.01(e).

               "Nevada Finance" has the meaning set forth in Section 2.01(o).

               "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Participating Party" has the meaning set forth in Section 4.07.

               "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

               "Pre-Distribution Policy" has the meaning set forth in Section 8.04.

               "RCN Business" means, collectively, (i) the business of providing cable television services in certain locations in New Jersey, New York and Pennsylvania conducted primarily by C-TEC Cable Systems, Inc., RCN Telecom Services of Pennsylvania, Inc., C-TEC Cable Systems of New York, ComVideo Systems, Inc. and C-TEC Cable System Services, Inc., (ii) the business of providing voice, video and data services primarily to customers in New York, New York and Boston, Massachusetts conducted primarily by RCN Telecom Services, Inc., RCN Telecom Services of New York, Inc., RCN Telecom Services of Massachusetts, Inc. and RCN-BecoCom, L.L.C., (iii) the long distance telephone services business conducted primarily by RLD excluding the Commonwealth Service Area Long Distance Business, (iv) the business of owning a 40% equity interest in Megacable, S.A. de C.V., a Mexican corporation, conducted primarily by International and (v) the corporate overhead function (the "Corporate Overhead Function") conducted primarily by C-TEC Services, Inc., a Pennsylvania corporation.

               "RCN Common Stock" has the meaning set forth in the second recital hereto.

               "RCN Form 10" means the registration statement on Form 10 filed by RCN with the Commission on July 9, 1997 to effect the registration of RCN Common Stock pursuant to the 1934 Act in connection with the Distribution, as such registration statement may be amended from time to time.

               "RCN Group" means RCN and its Subsidiaries as of (and, except where the context clearly indicates otherwise, after) the Effective Time (including all predecessors to such Persons). The members of the RCN Group are RCN, RCN Telecom Services of Pennsylvania, Inc., RCN Long Distance Company,
RCN International Holdings, Inc., RCN Telecom Services, Inc., RCN Telecom Services of California, Inc., RCN Telecom Services of Delaware, Inc., RCN Telecom Services of Illinois, Inc., RCN Telecom Services of Massachusetts, Inc., RCN Telecom Services of Maryland, Inc., RCN Telecom Services of
Michigan, Inc., RCN Telecom Services of New York, Inc., FNY Holding Company, Inc., Freedom New York L.L.C. (a Delaware limited liability company), RCN Financial Services, Inc., RCN Corporate Services, Inc., RCN Telecom Services of New Jersey, Inc., RCN Telecom Services of Virginia, Inc., RCN Telecom Services of Philadelphia, Inc., RCN Telecom Services of Washington, Inc., RCN Operating Services, Inc., RCN-BecoCom, L.L.C. (a Massachusetts limited liability company), RCN Telecom Services of Washington, D.C., Inc., C-TEC Services, Inc., C-TEC Financial Services, Inc., C-TEC Cable Systems, Inc., C-TEC Cable Systems of New York, Inc., ComVideo Systems, Inc., C-TEC Cable System Services, Inc., C-TEC Fiber Systems of New Jersey, Inc., Fiberfone of New York, Inc., Fiberfone of Pennsylvania, Inc., Fiberfone of New Jersey, Inc., Fiberfone of Michigan, Inc., TEC Air, Inc. and Homelink Communications of Princeton.

               "RCN Indemnitees" has the meaning set forth in Section 4.01.

               "RCN Information Statement" means the information statement that forms a part of the RCN Form 10 and is to be sent to each holder of C-TEC Common Stock in connection with the Distribution.

               "RCN Liabilities" means all (i) Liabilities of the RCN Group under this Agreement or the other Distribution Documents, (ii) except as otherwise specifically provided herein or in any other Distribution Document, other Liabilities, whether arising before, on or after the Distribution Date, of the parties hereto (or their respective Subsidiaries) to the extent such Liabilities arise primarily from or relate primarily to the management or conduct of the RCN Business (other than Shared Corporate Liabilities) prior to the Effective Time (the Liabilities listed in clauses (i) and (ii) are collectively referred to as "True RCN Liabilities") and (iii) 30% of the Shared Liabilities. The RCN Liabilities include all Liabilities set forth on the balance sheet of RCN as of June 30, 1997 included in the RCN Information Statement (the "RCN Balance Sheet Liabilities").

               "RCN PA" has the meaning set forth in Section 2.01(f).

               "RCN PA Distribution" has the meaning set forth in Section
2.01(h).

               "RCN Telecom" has the meaning set forth in Section 2.01(c).

               "Record Date" means the date determined by C-TEC's Board of Directors (or determined by a committee of such Board of Directors or by any person pursuant to authority delegated to such committee or such person) as the record date for determining the holders of C-TEC Common Equity entitled to receive Cable Michigan Common Stock and RCN Common Stock pursuant to the Distribution.

               "Representatives" has the meaning set forth in Section 7.06.

               "Restructuring" has the meaning set forth in the introductory paragraph of Article 2.

               "RLD" means RCN Long Distance Company (formerly known as Commonwealth Long Distance Company), a Pennsylvania corporation and a wholly owned Subsidiary of C-TEC.

               "Services" has the meaning set forth in Section 6.01.

               "Service Package" has the meaning set forth in Section 6.01.

               "Service Provider" has the meaning set forth in Section 6.01.

               "Service Recipient" has the meaning set forth in Section 6.01.

               "Shared Corporate Liabilities" means Liabilities arising from the operation of the Corporate Overhead Function prior to the Distribution Date except to the extent such Liabilities (i) were reflected on the balance sheet of C-TEC and its consolidated Subsidiaries as of December 31, 1996, (ii) arose in the ordinary course of business since that date or (iii) have prior to the date hereof been allocated by C-TEC for purposes of preparing its consolidated financial statements.

               "Shared Liability" means any Liability (whether arising before, on or after the Distribution Date) of the parties hereto or their respective Subsidiaries which (i) arises from or relates to the management or conduct prior to the Effective Time of the businesses of C-TEC and its Subsidiaries and (ii) is not a True C-TEC Liability, a True Cable Michigan Liability or a True RCN Communications Liability. Shared Liabilities include, without limitation, Liabilities listed on Schedule 1.01 hereto.

               "Shared Liability Claim" has the meaning set forth in Section
4.07.

               "Subsidiary" means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

               "Tax" means Tax as such term is defined in the Tax Sharing Agreement.

               "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of the date hereof among C-TEC, Cable Michigan and RCN.

               "Termination Notice" has the meaning set forth in Section
6.02(b).

               "Third-Party Claim" has the meaning set forth in Section 4.06.

               "Transition Period" has the meaning set forth in Section
6.02(a).



                                   ARTICLE 2

                                 Restructuring

               Prior to the date hereof, the parties have caused the transactions set forth in Sections 2.01(a) through Section 2.01[( )] below to be completed in the order set forth below. Prior to the Effective Time, the parties will cause the transactions set forth in subsections [( )] through [( )] of Section 2.01 to be completed in the order set forth below. The transactions set forth in subsections (a) through [( )] of Section 2.01 and the transactions set forth in Section 2.02 are referred to herein collectively as the "Restructuring".

               Section 2.1. The Restructuring. (a) C-TEC will borrow $15 million (the "$15 Million Loan") from unrelated third party lenders (securing the $15 Million Loan with its 61.92% interest in Mercom (the "Mercom Interest")) and use the proceeds for general corporate purposes.

           (b) Cable Michigan will borrow $110 million from unrelated third party lenders and use the proceeds to repay $110 million of intercompany indebtedness owed to CCS.

           (c) CCS will borrow $110 million of new debt from unrelated third party lenders and use $78.5 million of the proceeds and cash on hand to purchase $[100] million of common stock of RCN Telecom Services, Inc. ("RCN Telecom") from RCN Telecom.

           (d) CCS will use the $110 million received from Cable Michigan and approximately $31.5 million from its own borrowing to retire existing third party obligations with respect to long term indebtedness.

           (e) C-TEC will borrow $75 million from unrelated third party lenders and contribute the proceeds to RCN Telecom together with $15 million, for a total of $90 million.

           (f) CCS will contribute its common stock of RCN Telecom to RCN Telecom Services of Pennsylvania, Inc., a Pennsylvania corporation ("RCN PA").

           (g) CCS will capitalize all unpaid intercompany notes receivable owed by its subsidiaries other than the amount repaid by Cable Michigan described in Section 2.01(b).

           (h) All other intercompany notes payable, and all accounts payable, by a member of one Group to a member of another Group as of June 30, 1997 will be repaid through a series of transactions (including dividends and contributions) that does not change the percentage ownership or cash position of any of the entities involved, all as previously agreed upon by the parties.

           (i) CCS will distribute all of the stock of RCN PA to C-TEC (the "RCN PA Distribution").

           (j) CCS will distribute all of the stock of Cable Michigan to C-TEC (the "Internal Cable Michigan Distribution").

           (k) CCI will transfer property relating to the expansion of the CTCo's local telephone business beyond its current franchise area, as well as any liabilities related to such property, to Chimes.

           (l) RLD will transfer the In-Franchise Long Distance Business (including all related liabilities) to CLD Newco.

           (m) RLD will distribute the stock of CLD Newco to C-TEC (the "CLD Newco Distribution").

           (n) CCI will merge with and into C-TEC pursuant to state corporate law.

           (o) C-TEC will contribute all of its stock in RCN Telecom and all of the stock of RLD, RCN PA, CCS, C-TEC Financial Services Inc., a Nevada Corporation ("Nevada Finance"), C-TEC Services, Inc., a Pennsylvania corporation ("C-TEC Services"), TEC Air, Inc., a Delaware corporation, and International and related liabilities, if any, in exchange for additional stock of RCN.

           (p) RCN will contribute all of its stock in RCN Telecom and all of the stock of RLD and International to RCN PA.

           (q) C-TEC will contribute the Mercom Interest to Cable Michigan, subject to the encumbrance referred to in subsection (a) above and in connection therewith Cable Michigan will assume the obligations of C-TEC under the loan referred to in subsection (a) above.

               Section 2.2. Transfers of Certain Other Assets. If and to the extent necessary after taking into account the effect of the transactions referred to in Section 2.01, effective prior to or as of the Distribution Date or as soon as practicable after the Distribution Date, subject to receipt of any necessary consents or approvals of third parties or of governmental or regulatory agencies or authorities and subject to Section 8.02, (a) C-TEC shall, or shall cause the relevant member of the C-TEC Group to, assign, contribute, convey, transfer and deliver to Cable Michigan or to one or more members of the Cable Michigan Group all of the right, title and interest of C-TEC or such member of the C-TEC Group in and to all assets (including all agreements), if any, held by any member of the C-TEC Group that relate predominantly to the Cable Michigan Business and Cable Michigan shall, or shall cause such member or members of the Cable Michigan Group to, assume and take transfer of all liabilities associated with such assets; (b) C-TEC shall, or shall cause the relevant member of the C-TEC Group to assign, contribute, convey, transfer and deliver to RCN or to one or more members of the RCN Group all of the right, title and interest of C-TEC or such member of the C-TEC Group in and to all assets (including all agreements), if any, held by any member of the C-TEC Group that relate predominantly to the RCN Business and RCN shall, or shall cause such member or members of the RCN Group to, assume and take transfer of all liabilities associated with such assets; (c) Cable Michigan shall, or shall cause the relevant member of the Cable Michigan Group to, assign, convey, transfer and deliver to C-TEC or to one or more members of the C-TEC Group all of the right, title and interest of Cable Michigan or such member of the Cable Michigan Group in and to all assets (including all agreements), if any, held by any member of the Cable Michigan Group that relate predominantly to the C-TEC Business and C-TEC shall, or shall cause such member or members of the C-TEC Group to assume and take transfer of all liabilities associated with such assets; (d) Cable Michigan shall, or shall cause the relevant member of the Cable Michigan Group to, assign, convey, transfer and deliver to RCN or to one or more members of the RCN Group all of the right, title and interest of Cable Michigan or such member of the Cable Michigan Group in and to all assets (including all agreements), if any, held by any member of the Cable Michigan Group that relate predominantly to the RCN Business and RCN shall, or shall cause such member or members of the RCN Group to, assume and take transfer of all liabilities associated with such assets;
(e) RCN shall, or shall cause the relevant member of the RCN Group to, assign, convey, transfer and deliver to C-TEC or to one or more members of the C-TEC Group all of the right, title and interest of RCN or such member of the RCN Group in and to all assets (including all agreements), if any, held by any member of the RCN Group that relate predominantly to the C-TEC Business and C-TEC shall, or shall cause such member or members of the C-TEC Group to, assume and take transfer of all liabilities associated with such assets; and
(f) RCN shall, or shall cause the relevant member of the RCN Group to, assign, convey, transfer and deliver to Cable Michigan or to one or more members of the Cable Michigan Group all of the right, title and interest of RCN or such member of the RCN Group in and to all assets (including all agreements), if any, held by any member of the RCN Group that relate predominantly to the Cable Michigan Business and Cable Michigan shall, or shall cause such member or members of the Cable Michigan Group to, assume and take transfer of all liabilities associated with such assets. For the avoidance of doubt, it is understood that (i) CTCo shall not transfer to any member of the RCN Group the mainframe computer owned by CTCo and (ii) C-TEC Services shall assign to C-TEC or to one or more members of the C-TEC Group all of its right, title and interest in the Facilities Management Agreement dated October 1, 1992, as amended, between C-TEC Services and Alltel Telecom Information Services, Inc., and such member or members of the C-TEC Group shall assume the obligations of C-TEC Services under that agreement.

               Section 2.3. Agreement Relating to Consents. The obligations of the parties to effect (or cause to be effected) the Restructuring shall be subject to the receipt of all necessary consents of any third party or any governmental or regulatory agency or authority. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to transfer or assign any asset (including any agreement) or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the necessary consent of a third party or a governmental or regulatory agency or authority, would constitute a breach or other contravention thereof or in any way adversely affect the rights of the Cable Michigan Group, the RCN Group or the C-TEC Group thereunder. Each of Cable Michigan, RCN and C-TEC will, subject to Section 8.02, use their reasonable efforts to obtain, or cause to be obtained, the consent of any third party or any governmental or regulatory agency or authority, if any, required in connection with the Restructuring. If any such required consent for an assignment in the Restructuring is not obtained, or if an attempted assignment of any asset (including any agreement) or any claim or right or benefit arising thereunder would be ineffective or would adversely affect the rights of the transferor with respect thereto so that the intended transferee would not in fact receive all such rights, the intended transferor and the intended transferee will cooperate in a mutually agreeable arrangement under which the intended transferee would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing or sub-leasing to such transferee, or under which the transferor would enforce for the benefit of the transferee, with the transferee assuming the transferor's obligations, any and all rights of the transferor against a third party thereto.

               Section 2.4. Post Distribution Actions. Following the Distribution, (i) C-TEC agrees to conduct an offering of equity or equity-linked securities in accordance with the terms of the Letter Ruling,
(ii) RCN agrees to establish an employee stock ownership plan in accordance with the terms of the Letter Ruling and (iii) the parties agree to comply with the other applicable requirements of the Letter Ruling.


                                   ARTICLE 3

                               The Distribution

               Section 3.1. Cooperation Prior to the Distribution. (a) C-TEC and Cable Michigan have prepared, and Cable Michigan has filed with the Commission, the Cable Michigan Form 10, which includes or incorporates by reference the Cable Michigan Information Statement setting forth appropriate disclosure concerning Cable Michigan and the Distribution. C-TEC and Cable Michigan shall use reasonable efforts to cause the Cable Michigan Form 10 to become effective under the 1934 Act as soon as practicable.
After the Form 10 becomes effective, C-TEC will mail the Cable Michigan Information Statement to the holders of C-TEC Common Equity as of the Record Date.

           (b) C-TEC and RCN have prepared, and RCN has filed with the Commission, the RCN Form 10, which includes or incorporates by reference the RCN Information Statement setting forth appropriate disclosure concerning RCN and the Distribution. C-TEC and RCN shall use reasonable efforts to cause the RCN Form 10 to become effective under the 1934 Act as soon as practicable. After the RCN Form 10 becomes effective, C-TEC will mail the RCN Information Statement to the holders of C-TEC Common Equity as of the Record Date.

           (c) C-TEC, Cable Michigan and RCN shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by this Agreement.

           (d) C-TEC, Cable Michigan and RCN shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

           (e) Cable Michigan and RCN shall each prepare, file and pursue an application to permit trading of the Cable Michigan Common Stock and the RCN Common Stock, respectively, on the Nasdaq Stock Market ("Nasdaq").

               Section 3.2. C-TEC Board Action; Conditions Precedent. (a) C-TEC's Board of Directors shall, in its discretion, establish (or delegate authority to establish) the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been satisfied:

                 (i) the Cable Michigan Form 10 and the RCN Form 10 shall each have become effective under the 1934 Act;

                (ii) the Cable Michigan Common Stock and the RCN Common Stock to be delivered in the Distribution shall, in each case, have been approved for trading on Nasdaq, subject to official notice of issuance;

               (iii)  the Board of Directors of C-TEC shall be satisfied that
(a) both before and after giving effect to the Distribution, C-TEC is not and would not be insolvent, (b) after giving effect to the Distribution, C-TEC would be able to pay its liabilities as they mature and become absolute, and C-TEC would not have unreasonably small capital with which to engage in its business and (c) the Distribution will be permitted under Section 1551 of the Pennsylvania Business Corporations Act.

                (iv) C-TEC's Board of Directors shall have approved the Distribution and shall not have abandoned, deferred or modified the Distribution at any time prior to the Distribution Date;

                 (v) (i) Cable Michigan's Board of Directors, as named in the Cable Michigan Information Statement, shall have been elected by C-TEC, as sole stockholder of Cable Michigan, and Cable Michigan's certificate of incorporation and bylaws, in substantially the forms filed as exhibits to the Cable Michigan Form 10, shall be in effect and (ii) RCN's Board of Directors, as named in the RCN Information Statement, shall have been elected by C-TEC, as sole stockholder of RCN, and RCN's certificate of incorporation and bylaws, in substantially the forms filed as exhibits to the RCN Form 10, shall be in effect;

                (vi) the Tax Sharing Agreement shall have been duly executed and delivered by the parties thereto;

               (vii) the Internal Revenue Service shall not have withdrawn the Letter Ruling; and

              (viii) the Restructuring shall have been consummated in all material respects.

           (b) In no event shall either the RCN PA Distribution or the Internal Cable Michigan Distribution occur unless the Board of Directors of CCS shall be satisfied that (a) both before and after giving effect to the RCN PA Distribution or the Internal Cable Michigan Distribution, as the case may be, CCS is not and would not be insolvent, (b) after giving effect to the RCN PA Distribution or the Internal Cable Michigan Distribution, as the case may be, CCS would be able to pay its liabilities as they mature and become absolute, and CCS would not have unreasonably small capital with which to engage in its business and (c) the RCN PA Distribution or the Internal Cable Michigan Distribution, as the case may be, will be permitted under Section 170 of the Delaware General Corporation Law.

           (c) In no event shall the CLD Newco Distribution occur unless the Board of Directors of RLD shall be satisfied that (a) both before and after giving effect to the CLD Newco Distribution, RLD is not and would not be insolvent, (b) after giving effect to the CLD Newco Distribution, RLD would be able to pay its liabilities as they mature and become absolute, and RLD would not have unreasonably small capital with which to engage in its business and (c) the CLD Newco Distribution will be permitted under Section 1551 of the Pennsylvania Business Corporations Act.

               Section 3.3. The Distribution. Subject to the terms and conditions set forth in this Agreement, (i) prior to the Distribution Date, C-TEC shall deliver to the Distribution Agent for the benefit of holders of record of C-TEC Common Equity on the Record Date, stock certificates, endorsed by C-TEC in blank, representing all of the then outstanding shares of Cable Michigan Common Stock owned by C-TEC and all of the then outstanding shares of RCN Common Stock owned by C-TEC, (ii) the Distribution shall be effective as of the close of business, New York City time, on the Distribution Date and
(iii) C-TEC shall instruct the Distribution Agent to distribute, on or as soon as practicable after the Distribution Date, to each holder of record of C-TEC Common Equity as of the Record Date one share of Cable Michigan Common Stock for each ____ shares of C-TEC Common Equity so held and one share of RCN Common Stock for each _____ shares of C-TEC Common Equity so held. Cable Michigan and RCN each agree to provide all certificates for shares of Cable Michigan Common Stock and RCN Common Stock, respectively, that C-TEC shall require (after giving effect to Section 3.04) in order to effect the Distribution.

               Section 3.4. Stock Dividends to C-TEC. On or prior to the Distribution Date:

                 (i) Cable Michigan shall issue to C-TEC as a stock dividend the number of shares of Cable Michigan Common Stock as required to effect the Distribution, as certified by the Distribution Agent. In connection therewith, C-TEC shall deliver to Cable Michigan for cancellation the share certificate currently held by it representing Cable Michigan Common Stock.

                (ii) RCN shall issue to C-TEC as a stock dividend the number of shares of RCN Common Stock as required to effect the Distribution, as certified by the Distribution Agent. In connection therewith, C-TEC shall deliver to RCN for cancellation the share certificate currently held by it representing RCN Common Stock.

               Section 3.5. Fractional Shares. No certificates representing fractional shares of Cable Michigan Common Stock or RCN Common Stock will be distributed in the Distribution. The Distribution Agent will be directed to determine the number of whole shares and fractional shares of Cable Michigan Common Stock and RCN Common Stock allocable to each holder of C-TEC Common Stock as of the Record Date. Upon the determination by the Distribution Agent of such number of fractional shares, as soon as practicable after the Distribution Date, the Distribution Agent, acting on behalf of the holders thereof, shall sell such fractional shares for cash on the open market and shall disburse the appropriate portion of the resulting cash proceeds (net of any costs of selling the fractional shares) to each holder entitled thereto.



                                   ARTICLE 4

                                Indemnification

               Section 4.1. Cable Michigan Indemnification of the C-TEC Group and the RCN Group. (a) Subject to Section 4.04, on and after the Distribution Date, Cable Michigan shall indemnify, defend and hold harmless the C-TEC Group and the respective directors, officers, employees and Affiliates of each Person in the C-TEC Group (the "C-TEC Indemnitees") and the RCN Group and the respective directors, officers, employees and Affiliates of each Person in the RCN Group (the "RCN Indemnitees") from and against any and all Losses incurred or suffered by any of the C-TEC Indemnitees or the RCN Indemnitees, respectively, (1) arising out of, or due to the failure of any Person in the Cable Michigan Group to pay, perform or otherwise discharge, any of the Cable Michigan Liabilities, (2) arising out of the breach by any member of the Cable Michigan Group of any obligation under this Agreement or any of the other Distribution Documents, (3) in the case of the C-TEC Indemnitees, arising out of the performance of the Services under clause (iv) of Section 6.01 except to the extent such Losses result from the gross negligence or willful misconduct of a C-TEC Indemnitee or (4) in the case of the RCN Indemnitees, arising out of the performance of Services under clause (ii) of Section 6.01 except to the extent such Losses result from the gross negligence or willful misconduct of a RCN Indemnitee.

           (b) Subject to Section 4.04, Cable Michigan shall indemnify, defend and hold harmless each of the C-TEC Indemnitees, each of the RCN Indemnitees and each Person, if any, who controls any C-TEC Indemnitee or any RCN Indemnitee within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Cable Michigan Form 10 or any amendment thereof or the Cable Michigan Information Statement (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Cable Michigan in writing by C-TEC expressly for use therein.

               Section 4.2. RCN Indemnification of the C-TEC Group and the Cable Michigan Group. (a) Subject to Section 4.04, on and after the Distribution Date, RCN shall indemnify, defend and hold harmless the C-TEC Indemnitees and the Cable Michigan Group and the respective directors, officers, employees and Affiliates of each Person in the Cable Michigan Group (the "Cable Michigan Indemnitees") from and against any and all Losses incurred or suffered by any of the C-TEC Indemnitees or the Cable Michigan Indemnitees, respectively, (1) arising out of, or due to the failure of any Person in the RCN Group to pay, perform or otherwise discharge, any of the RCN Liabilities,
(2) arising out of the breach by any member of the RCN Group of any obligation under this Agreement or any of the other Distribution Documents or (3) in the case of the C-TEC Indemnitees, arising out of the performance of the Services under clause (iii) of Section 6.01 except to the extent such Losses result from the gross negligence or willful misconduct of a C-TEC Indemnitee.

           (b) Subject to Section 4.04, RCN shall indemnify, defend and hold harmless each of the C-TEC Indemnitees, each of the Cable Michigan Indemnitees and each Person, if any, who controls any C-TEC Indemnitee or any Cable Michigan Indemnitee within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the RCN Form 10 or any amendment thereof or the RCN Information Statement (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to RCN in writing by C-TEC expressly for use therein.

               Section 4.3. C-TEC Indemnification of Cable Michigan Group and RCN Group. (a) Subject to Section 4.04, on and after the Distribution Date, C-TEC shall indemnify, defend and hold harmless the Cable Michigan
Indemnitees and the RCN Indemnitees from and against any and all Losses incurred or suffered by any of the Cable Michigan Indemnitees or the RCN Indemnitees, respectively, (1) arising out of, or due to the failure of any Person in the C-TEC Group to pay, perform or otherwise discharge, any of the C-TEC Liabilities, (2) arising from any breach by any member of the C-TEC Group of any obligation made under this Agreement or any of the other Distribution Documents, or (3) in the case of the RCN Indemnitees, arising out of the performance of the Services under clause (i) of Section 6.01 except to the extent such Losses result from the gross negligence or willful misconduct of a RCN Indemnitee.

           (b) Subject to Section 4.04, C-TEC shall indemnify, defend and hold harmless each of the Cable Michigan Indemnitees, each of the RCN Indemnitees and each Person, if any, who controls any Cable Michigan Indemnitee or any RCN Indemnitee within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in either of the Form 10s or any amendment thereof or either of the Information Statements (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Cable Michigan or RCN, as the case may be, in writing by C-TEC expressly for use therein.

               Section 4.4. Insurance; Third Party Obligations. Any indemnification pursuant to Section 4.01, 4.02 or 4.03 shall be paid net of the amount of any insurance or other amounts that would be payable by any third party to the Indemnified Party (as defined below) in the absence of this Agreement (irrespective of time of receipt of such insurance or other amounts) and net of any Tax Benefit (as defined in the Tax Sharing Agreement) to the Indemnified Party attributable to the relevant payment or Liability. It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims to which it is obligated or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

               Section 4.5. Notice and Payment of Claims. If any C-TEC Indemnitee, Cable Michigan Indemnitee or RCN Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under Article IV (other than in connection with any Action subject to Section 4.06 or 4.07), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Within 30 days after receipt of such notice, the Indemnifying Party shall pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such indemnity claim and setting forth the grounds therefor within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. In the event of such a timely objection by the Indemnifying Party, the amount, if any, that is Finally Determined to be required to be paid by the Indemnifying Party in respect of such indemnity claim shall be paid by the Indemnifying Party to the Indemnified Party in cash within 15 days after such indemnity claim has been so Finally Determined.

               Section 4.6. Notice and Defense of Third-Party Claims Other Than Those for Shared Liabilities. Promptly following the earlier of (i) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 4.05 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may (i) by giving written notice thereof to the Indemnified Party, acknowledge liability for such indemnification claim and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or (ii) object to the claim for indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 4.06;
provided that if the Indemnifying Party does not within such 30-day period give the Indemnified Party written notice objecting to such indemnification claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim. If the Indemnifying Party has acknowledged liability and elected to assume the defense of a Third-Party Claim, (x) the defense shall be conducted by counsel retained by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; and (y) the Indemnifying Party may settle or compromise the Third Party Claim without the prior written consent of the Indemnified Party so long as such settlement includes an unconditional release of the Indemnified Party from all claims that are the subject of such Third Party Claim, provided that the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification hereunder, the Indemnified Party will act in good faith with respect thereto and may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorneys' fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. If the Indemnifying Party objects to a claim for indemnification, (a) the Indemnifying Party shall not be entitled to assume the defense of the related Third Party Claim, (b) the Indemnified Party shall act in good faith with respect to such Third Party Claim, (c) the dispute as to whether the Indemnified Party is entitled to indemnification hereunder shall be resolved in accordance with Section 9.11(a) hereof and (d) if it is determined that the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party will be responsible for all Losses of the Indemnified Party arising from such Third Party Claim. The Indemnifying Party shall pay to the Indemnified Party in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified hereunder within 15 days after such Third Party Claim has been Finally Determined, in the case of a Third-Party Claim as to which the Indemnifying Party has acknowledged liability or, in the case of any Third-Party Claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection to liability hereunder has been Finally Determined to be unfounded. This Section
4.06 shall govern all claims under this Article IV for indemnification against Third Party Claims except Third Party Claims in respect of Shared Liabilities, as to which Section 4.07 shall govern.

               Section 4.7. Notice and Defense of Third-Party Claims for Shared Liabilities. Promptly following the earlier of (i) receipt of notice of the commencement of a Third Party Claim in respect of a Shared Liability (a "Shared Liability Claim") or (ii) receipt of information from a third party alleging the existence of a Shared Liability Claim, the party receiving such notice or information shall give the other parties written notice thereof. The failure of the party receiving notice or information with respect to a Shared Liability Claim in respect to give notice as provided in this Section 4.07 shall not relieve another party of its indemnification obligations under this Agreement with respect thereto, except to the extent that such party is prejudiced by such failure to give notice.

               Each party hereto shall be entitled to participate in the defense of such Shared Liability Claim if either the Shared Liability Claim has been asserted or threatened against such party or such party has acknowledged in writing its obligation to bear a portion of the potential liability in respect of such Shared Liability Claim. (Each party that is so entitled to participate in the defense of such Shared Liability Claim is referred to herein as a "Participating Party".) Without limiting the terms of Sections 4.01(a), 4.02(a) and 4.03(a), the party against whom the Shared Liability Claim is made shall have management and administrative responsibility in respect thereof; provided that if RCN is a Participating Party it shall have management and administrative responsibility in respect thereof. The party responsible for the management and administration of a Shared Liability Claim is referred to herein as the "Managing Party" and such management and administrative responsibility shall entail the defense of such Shared Liability Claim, negotiation with claimants and potential claimants (subject to the limitations in the following paragraph) and other reasonably related activities. The Managing Party shall retain counsel selected by it and reasonably satisfactory to the other Participating Parties, provided that the other Participating Parties shall have the right to participate in such proceedings and to be represented by counsel of its or their own choosing at its or their sole cost and expense. The legal or other expenses in respect of a Shared Liability Claim incurred by or on behalf of any person other than the Managing Party shall not be Losses for purposes of this Agreement. All parties hereto shall cooperate with the Managing Party and each other in the defense or prosecution of such Shared Liability Claim.

               In no event will the party against which the claim was made admit any liability with respect to, or settle, compromise or discharge, any Shared Liability Claim without the prior written consent of each other Participating Party; provided, however, that the party against which the claim was made may settle or compromise the Shared Liability Claim without the prior written consent of the other Participating Parties if such party releases each of the other Participating Parties from their respective indemnification obligations hereunder with respect to such Shared Liability Claim and such settlement, compromise or discharge would not otherwise adversely affect the other Participating Parties. The Managing Party shall act in good faith with respect to the Shared Liability Claim and may require the other parties to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorneys' fees and reasonable out-of-pocket expenses incurred in defending against such Shared Liability Claim, and the other parties shall be bound by the result obtained with respect thereto; provided that a Participating Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. If a party objects to, or does not within 30 days of notice acknowledge in writing its indemnification obligations hereunder in respect of a portion of the liability for a Shared Liability Claim, (a) such party shall not be entitled to participate in the defense of such Shared Liability Claim, and (b) the dispute as to whether such party is required to provide indemnification hereunder with respect thereto shall be resolved in accordance with Section 9.11(a) hereof. Each Indemnifying Party in respect of a Shared Liability Claim shall pay to the Indemnified Party in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified hereunder by such Indemnifying Party within 15 days after such Shared Liability Claim has been Finally Determined, in the case of a Shared Liability Claim as to which the Indemnifying Party has acknowledged liability or, in the case of any Shared Liability Claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection to liability hereunder has been Finally Determined to be unfounded.

               Section 4.8.  Contribution.  If for any reason the
indemnification provided for in Section 4.01, 4.02 or 4.03 is unavailable to any Indemnified Party, or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect all relevant equitable considerations.

               Section 4.9. Non-Exclusivity of Remedies. The remedies provided for in this Article IV are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.



                                   ARTICLE 5

                               Employee Matters

               Section 5.1. Employee Matters Generally. With respect to employee matters and employee benefits arrangements, the parties hereto agree as set forth in Schedule 5.01. In the event of any conflict between the provisions of this Agreement and Schedule 5.01 with respect to employee or employee benefit matters, the provisions of Schedule 5.01 shall prevail.



                                   ARTICLE 6

                         Certain Transitional Services

               Section 6.1. Provision of Services. On the terms and conditions set forth herein, and in order to assist in effecting an orderly transition following the Distribution, (i) RCN will provide or cause to be provided to the C-TEC Group, and C-TEC will purchase or cause to be purchased from RCN (or the appropriate member of the RCN Group), the services set forth on Schedule 6.01(i); (ii) RCN will provide or cause to be provided to the Cable Michigan Group, and Cable Michigan will purchase or cause to be purchased from RCN (or the appropriate member of the RCN Group), the services set forth on Schedule 6.01(ii); (iii) C-TEC will provide or cause to be provided to the RCN Group, and RCN will purchase or cause to be purchased from C-TEC (or the appropriate member of the C-TEC Group), the services set forth on
Schedule 6.01(iii); and (iv) C-TEC will provide or cause to be provided to the Cable Michigan Group, and Cable Michigan will purchase or cause to be purchased from C-TEC (or the appropriate member of the C-TEC Group), the services set forth on Schedule 6.01(iv). The services referred to in the preceding sentence are referred to collectively as the "Services." As used herein, (1) the term "Service Recipient" means, with respect to any given Service, the recipient of such Service and for purposes of enforcing this Agreement with C-TEC, RCN or Cable Michigan, as the case may be, shall be treated as the recipient of all Services provided to its Group; (2) the term "Service Provider" means, with respect to any given Service, the provider of such Service and for purposes of such definition, C-TEC and RCN, as the case may be, shall be treated as the provider of all Services provided by its Group; and (3) the Services provided by a given Service Provider to a given Service Recipient are referred to herein collectively as a "Service Package".

               Section 6.2.  Duration of Provision and Purchase of Services.
(a) The Services shall be provided and purchased in accordance with Section
6.01 for a period (the "Transition Period") (i) commencing on the Distribution Date and (ii) ending, in the case of each Service Package, on the date that is sixty (60) days after the date that either the relevant Service Provider or the relevant Service Recipient gives notice that it is terminating this Agreement with respect to the provision of that Service Package; provided that RCN may not terminate this Agreement with respect to any of the Services set forth in items 1 (customer service), 12 (programming administration), 13 (billing) and 16 (provision of third party programming) of Schedule 6.01(ii) on less than one year advance notice to Cable Michigan.

           (b) At any time during the Transition Period, the Service Recipient may, at its election, terminate the provision of any Service that is being provided to it by delivery of a notice to the applicable Service Provider (a "Termination Notice"), which termination shall become effective with respect to such Service sixty (60) days after the date of delivery of a Termination Notice. If a Service ceases to be provided during the Transition Period, the parties concerned will negotiate in good faith regarding a reduction in the amount charged by the Service Provider to the Service Recipient for Services under this Agreement.

               Section 6.3. Nature and Scope of Provision of Services. The nature, scope and timing of provision of the Services to be provided hereunder shall be substantially consistent with the nature, scope and timing of the comparable services provided to the Service Recipient (or its predecessor) by the Service Provider (or its predecessor) prior to the Distribution; provided that no Person shall be obligated to hire additional or replacement employees, or increase the compensation of its existing employees, in order to provide the Services hereunder. The Service Provider shall cause the employees providing Services to use the same skill and care in the provision of the Services as they exercise in performing such services for members of their own Group.

               Section 6.4. Charges and Payment for Services. The Service Recipient shall (or shall cause the appropriate member of its Group to) pay the Service Provider (or the appropriate member of its Group) fees in respect of the Services set forth hereunder in Schedules 6.01(i), (ii), (iii) or (iv), as applicable (the "Fees"). All Fees required to be paid hereunder shall be invoiced monthly, and invoiced amounts shall be due and payable individually by the Service Recipients in cash within thirty (30) days from date of receipt of such invoice therefor. The parties agree to enter into good faith negotiations to reduce the applicable Fees payable hereunder if the level or quantity of any given Service provided hereunder is reduced at the request of the Service Recipient.

               Section 6.5. Status as Independent Contractor. C-TEC, Cable Michigan and RCN agree that the relationship between any employee of one company providing Services to another shall be that of an employee of an independent contractor and not that of an employee, agent, partner or joint venturer of the Service Recipient. C-TEC, Cable Michigan and RCN agree that any individual providing services hereunder will not be treated as employees of the Service Recipient for any purpose, including, without limitation, the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act, federal and state income tax withholding, state worker's compensation insurance and similar laws covering the employer/employee relationship.

               Section 6.6. Exculpation; Force Majeure. (a) Neither C-TEC (nor any C-TEC Indemnitee) nor RCN (nor any RCN Indemnitee) shall be liable to any other Person for any Losses directly or indirectly arising out of, relating to or in connection with the performance or non-performance by the C-TEC Group or the RCN Group, respectively, of the Services hereunder, except to the extent such Losses are attributable to gross negligence or willful misconduct of the C-TEC Group or the RCN Group, respectively.

           (b) Without limiting the provisions of Section 6.06(a), no Service Provider hereunder shall be liable to any Service Recipient hereunder for any delay or default in performance of the Services where occasioned by any cause of any kind or extent beyond the Service Provider's control including, by way of example, but not limitation, any act of God, any act, regulation or law of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbance, epidemic, equipment breakdown or failure, failure to obtain any consent or approval of a third party necessary to provide the Services, or failure of suppliers, public utilities or common carriers ("Force Majeure"). In claiming relief hereunder the Service Provider shall promptly notify the Service Recipient in writing of the Force Majeure causing delay or default in performance, the probable extent to which it will be unable to perform, and the actions it intends to take to remove such Force Majeure, to the extent reasonably possible to do so. The Service Provider shall take reasonable action within its control to alleviate the Force Majeure causing delay or default in performance.

               Section 6.7. No Transfer of Proprietary Rights. No assignment or transfer by a Group of any right or license in or to any technology, software, intellectual property, know-how or other proprietary right owned, licensed or held for use by such Group shall occur or be deemed to occur by virtue of or in connection with the provision or purchase of Services by either Group hereunder.



                                   ARTICLE 7

                             Access to Information

               Section 7.1. Provision of Corporate Records. Immediately prior to or as soon as practicable following the Distribution Date, each Group shall provide to each other Group all documents, contracts, books, records and data (including but not limited to minute books, stock registers, stock certificates and documents of title) in its possession relating to such other Group or such other Group's business and affairs; provided that if any such documents, contracts, books, records or data relate to all or to two of the Groups or the business and operations of all Groups or to two of the Groups, each such Group shall provide to the other Group or Groups true and complete copies of such documents, contracts, books, records or data.

               Section 7.2. Access to Information. From and after the Distribution Date, each Group shall afford promptly to each other Group and its accountants, counsel and other designated representatives reasonable access during normal business hours to all documents, contracts, books, records, computer data and other data in such Group's possession relating to such other Group or the business and affairs of such other Group (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other Group, including, without limitation, for audit, accounting, litigation and disclosure and reporting purposes.

               Section 7.3. Litigation Cooperation. Each Group shall use reasonable efforts to make available, upon written request, its directors, officers, employees and representatives as witnesses to each other Group and its accountants, counsel, and other designated representatives, and shall otherwise cooperate with each other Group, to the extent reasonably required in connection with any legal, administrative or other proceedings arising out of any Group's business and operations prior to the Distribution Date in which the requesting party may from time to time be involved.

               Section 7.4. Reimbursement. Each Group providing information or witnesses to any other Group, or otherwise incurring any expense in connection with cooperating, under Sections 7.01, 7.02 or 7.03 shall be entitled to receive from the recipient thereof, upon the presentation of invoices therefor, payment for all costs and expenses as may be reasonably incurred in providing such information, witnesses or cooperation.

               Section 7.5. Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its respective Group to, retain all information relating to any other Group's business and operations in accordance with the past practice of such party. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any such information at any time, provided that, prior to such destruction or disposal, (i) such party shall provide not less than 90 days' prior written notice to the other parties, specifying the information proposed to be destroyed or disposed of, and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party or parties.

               Section 7.6. Confidentiality. Each party shall hold and shall cause its Affiliates and its and their respective directors, officers, employees, agents, consultants and advisors ("Representatives") to hold in strict confidence all information concerning any other party or its Affiliates unless (i) such person is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) such information can be shown to have been (A) in the public domain through no fault of such party or its Representatives or (B) lawfully acquired after the Distribution Date on a non-confidential basis from other sources. Notwithstanding the foregoing, such party may disclose such information to its Representatives so long as such Persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If a party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section, such party will promptly notify the other applicable party so that such other party may seek a protective order or other remedy or waive compliance with this Section. If no such protective order or other remedy is obtained or waiver granted, the party subject to compulsion will furnish only that portion of the information which it is advised by counsel is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Each party agrees to be responsible for any breach of this Section by its Representatives.

               Section 7.7. Inapplicability of Article VII to Tax Matters. Notwithstanding anything to the contrary in Article VII, Article VII shall not apply with respect to information, records and other matters relating to Taxes, all of which shall be governed by the Tax Sharing Agreement.



                                   ARTICLE 8

                           Certain Other Agreements

               Section 8.1. Intercompany Accounts and Agreements. Except as otherwise provided in the Tax Sharing Agreement, Section 2.01 or Section 9.08, all intercompany receivable, payable and loan balances in existence as of the Distribution Date between the C-TEC Group, the Cable Michigan Group and the RCN Group will be eliminated prior to the Effective Time by payment in full by the party or parties owing any such obligation; provided that with respect to all accounts receivable and accounts payable which arise between any member of one such Group and any member of another such Group after August 31, 1997 and before the Effective Time, if the amounts thereof cannot be determined prior to the Distribution Date, then such balances shall be paid, in full, by the party or parties owing such obligations as soon as practicable (but in no event more than 30 days) other than Distribution Dates. All transactions after June 30, 1997 and prior to the close of business on the Distribution Date resulting in amounts payable by a member of one Group to a member of another Group will be accounted for as previously agreed by the parties.

               Section 8.2. Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including but not limited to using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents or approvals are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party, its Group or its Group's business.

               Section 8.3. Intellectual Property Rights and Licenses. None of the Groups shall have any right or license in or to any technology, software, intellectual property (including any trademark, service mark, patent or copyright), know-how or other proprietary right owned, licensed or held for use by another Group.

               Section 8.4. Insurance. Notwithstanding anything contained herein or in any Distribution Document to the contrary, nothing contained herein or in any Distribution Document shall constitute an assignment or transfer of any insurance policy or the rights thereunder to the extent any such assignment or transfer would cause the coverage under such policy to be reduced. If any such assignment or transfer would result in such a reduction, the party that would have assigned or transferred such rights will enforce the rights thereunder for the benefit of the party to whom such assignment or transfer would have been made but for the effect of the preceding sentence and shall hold any payment received in respect thereof in trust for such party. Each party hereunder hereby appoints RCN Operating Services, Inc. as its agent to administer any claim it or any member of its Group may have under any insurance policy held by C-TEC or any of its Subsidiaries prior to the Distribution Date (each, a "Pre-Distribution Policy") with respect to any claim or occurrence arising prior to the Distribution Date. If, as a result of any retrospective loss adjustment, stop loss, deductible, coverage limit or other similar arrangement, any party (or any member of its Group) is required to make any payment in respect of, or is not paid the full amount it may claim under, any Pre-Distribution Policy, the amount of any such payment or shortfall shall be allocated among the parties hereto in an equitable manner as determined in good faith by RCN, and each party hereto shall make such payments to the other parties hereto as shall be required in order to effect such equitable allocation.



                                   ARTICLE 9

                                 Miscellaneous

               Section 9.1. Notices. All notices and other communications to any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be deemed given when received addressed as follows:


If to C-TEC, to:
               C-TEC Corporation
               800 Route 309
               P.O. Box 800
               Dallas, PA 18612-9799
               Telecopy: 717-675-0900
               Attention: Michael I. Gottdenker, President

Copy to:
               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, NY 10017
               Telecopy: 212-450-4800
               Attention: William L. Taylor

If to Cable Michigan, to:

               Cable Michigan, Inc.
               105 Carnegie Center
               Princeton, NJ  08540
               Telecopy: 609-734-7551
               Attention: Mark Haverkate, President

Copy to:
               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, NY 10017
               Telecopy: 212-450-4800
               Attention: William L. Taylor

If to RCN, to:
               RCN Corporation
               105 Carnegie Center
               Princeton, NJ 08540
               Telecopy: 609-951-8632
               Attention: Michael J. Mahoney, President

Copy to:
               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, NY 10017
               Telecopy: 212-450-4800
               Attention: William L. Taylor

               Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made. All such notices shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               Section 9.2. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by C-TEC, Cable
Michigan and RCN, or in the case of a waiver, by the party against whom the waiver is to be effective.

           (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 9.3. Expenses. Except as specifically provided otherwise in this Agreement or the Tax Sharing Agreement (including, without limitation, in Articles IV and VI, Sections 7.04, 7.05, 8.01 and 9.07(c) and Schedules 5.01 and 6.01 of this Agreement), all costs and expenses incurred after the date hereof in connection with the preparation, execution and delivery of the Distribution Documents and the consummation of the Distribution and the other transactions contemplated hereby (including the fees and expenses of all counsel, accountants and financial and other advisors of each Group in connection therewith, and all expenses in connection with preparation, filing and printing of the Form 10s and the Information Statements) shall be Shared Liabilities; provided (i) that C-TEC shall be responsible for and pay the fees, expenses and other amounts payable to the lenders in respect of C-TEC's credit facilities (including the $15 Million
Loan) and all other fees and expenses incurred in connection therewith (including the fees and expenses of C-TEC's counsel in connection with the preparation and negotiation of all documentation relating to such credit facilities), (ii) that Cable Michigan shall be responsible for and pay the fees, expenses and other amounts payable to the lenders under Cable Michigan's and Mercom's respective credit facilities and all other fees and expenses incurred in connection therewith (including the fees and expenses of Cable Michigan's and Mercom's counsel in connection with the preparation and negotiation of all documentation relating to such credit facilities) and (iii) that the RCN Group shall be responsible for and pay the fees, expenses and other amounts payable to the lenders under the RCN Group's credit facilities and all other fees and expenses incurred in connection therewith (including the fees and expenses of counsel to the RCN Group in connection with the preparation and negotiation of all documentation relating to such credit facilities).

               Section 9.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

               Section 9.5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of laws rules of such State.

               Section 9.6. Entire Agreement. This Agreement and the other Distribution Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the other Distribution Documents has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. To the extent that the provisions of this Agreement are inconsistent with the provisions of any other Distribution Document, the provisions of such other Distribution Document shall prevail.

               Section 9.7. Tax Sharing Agreement; Set-Off; Certain Transfer Taxes. (a) Except as otherwise provided herein, this Agreement shall not govern any Tax, and any and all claims, losses, damages, demands, costs, expenses or liabilities relating to Taxes shall be exclusively governed by the Tax Sharing Agreement.

           (b) If, at the time any party hereto is required to make any payment to any other party under this Agreement, the party entitled to the payment owes the obligor any amount under this Agreement or the Tax Sharing Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

           (c) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with Section 2.02 of this Agreement shall be borne and paid by the Person who is receiving the property being transferred. The party or parties that is or are required by applicable law to file any Return (as defined in the Tax Sharing Agreement) or make any payment with respect to any such Tax shall do so, and the other party or parties shall cooperate with respect thereto as necessary. The non-paying party or parties shall reimburse the paying party in accordance with this Section 9.07 within 5 business days after it or they receive notice of the payment of such Tax.

               Section 9.8. Existing Arrangements. Except as otherwise contemplated hereby or as set forth on Schedule 9.08, all prior agreements and arrangements, including those relating to goods, rights or services provided or licensed, between any member of one Group and any member of another Group shall be terminated effective as of the Distribution Date, if not theretofore terminated. No such agreements or arrangements shall be in effect after the Distribution Date unless embodied in the Distribution Documents or set forth in Schedule 9.08.

               Section 9.9. Termination Prior to the Distribution. The C-TEC Board of Directors may at any time prior to the Distribution abandon the Distribution and, by notice to Cable Michigan and RCN, terminate this Agreement (whether or not the C-TEC Board of Directors has theretofore approved this Agreement and/or the Distribution).

               Section 9.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

               Section 9.11. Dispute Resolution; Jurisdiction. (a) Any dispute between or among the parties arising out of or in connection with this Agreement shall be submitted to arbitration. The arbitration shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be New York, New York or such other place as may be agreed upon by the parties to the dispute. In the case of a dispute involving two parties, the parties to the dispute shall attempt to agree upon one arbitrator, but if they are unable to agree, each shall appoint an arbitrator, and the two arbitrators so appointed shall appoint a third arbitrator. In the case of a dispute among three parties, each party to the dispute shall appoint an arbitrator, and the three arbitrators shall select from among themselves the chairman of the arbitration panel. Expenses of the arbitrator(s) shall be divided equally between or among the parties.

           (b)  Judgment upon the award rendered by the arbitrator(s) under
Section 9.11(a) may be entered in any court having jurisdiction thereof, and shall be enforceable against the parties. Without limiting the foregoing, any suit, action or proceeding seeking to enforce any arbitration award rendered under Section 9.11(a) may be brought in the United States District Court for the Southern District of New York or any New York state court sitting in New York City, Borough of Manhattan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.01 shall be deemed effective service of process on such party.

               Section 9.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               IN WITNESS WHEREOF the parties hereto have caused this Distribution Agreement to be duly executed by these respective authorized officers as of the date first above written.


                                         C-TEC CORPORATION


                                         By:
                                            -----------------------
                                            Name:
                                            Title:


                                         CABLE MICHIGAN, INC.


                                         By:
                                            -----------------------
                                            Name:
                                            Title:


                                         RCN CORPORATION


                                         By:
                                            -----------------------
                                            Name:
                                            Title:



                                                                 SCHEDULE 1.01


                              SHARED LIABILITIES

             1. Shared Corporate Liabilities.

             2. Liabilities under the 1933 Act or the 1934 Act arising from acts or omissions of C-TEC prior to the Distribution Date, other than Liabilities arising from the filing by C-TEC of a Current Report on Form 8-K containing information on the C-TEC Group.

             3. Certain fees and expenses in connection with the Restructuring as provided in Section 9.03 of the Distribution Agreement.

                                                                 SCHEDULE 5.01


                               EMPLOYEE MATTERS

                                   ARTICLE 1
                                  Definitions

               Section 1.1. Definitions. (a) Capitalized terms used but not defined in this Schedule 5.01 shall have the meaning given those terms in the Distribution Agreement to which this Schedule 5.01 is attached. The following terms, as used herein, shall have the following meaning:

               "Cable Michigan Employees" means those individuals listed on the payroll records of any member of the Cable Michigan Group immediately after the Distribution Date.

               "Cable Michigan Employee Group" means all Cable Michigan Employees and Cable Michigan Retiree, including their respective beneficiaries.

               "Cable Michigan Retiree" means each individual who was employed by any member of the Cable Michigan Group immediately prior to such individual's retirement or other termination of employment from the Companies or is otherwise listed on Exhibit 3 as a Cable Michigan Retiree.

               "Companies" means the C-TEC Group, RCN Group and Cable Michigan Group.

               "C-TEC Employees" means those individuals listed on the payroll records of any member of the C-TEC Group immediately after the Distribution Date.

               "C-TEC Equity-Based Plans" means the plans identified as such on exhibit 2 hereto.

               "C-TEC Employee Group" means all C-TEC Employees and C-TEC Retirees, including their respective beneficiaries.

               "C-TEC Retiree" means each individual who was employed by any member of the C-TEC Group immediately prior to such individual's retirement or other termination of employment from the Companies and who is not otherwise a member of the Cable Michigan Employee Group or RCN Employee Group.

               "Employee Benefit Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained at any time by any of the Companies or their Subsidiaries.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

               "Health and Welfare Benefit Plans" means the plans as identified in exhibit 4 hereto.

               "RCN Employees" means those individuals listed on the payroll records of any member of the RCN Group immediately after the Distribution Date.

               "RCN Employee Group" means all RCN Employees and RCN Retirees, including their respective beneficiaries.

               "RCN Retirees" means all individuals who were employed by any member of the RCN Group immediately prior to such individual's retirement or other termination of employment from the Companies or is otherwise listed on
Exhibit 1 as a RCN Retiree.

               "Shared Employee-Related Liabilities" means the liabilities or classes of liabilities set forth on Exhibit 5 hereto.

               (b) Each of the following terms is defined in the Section set forth opposite such term:


          Terms                                             Sections
          -----                                             --------

          Cable Michigan Assumed Liabilities                  3.05
          Cable Michigan DC Plan                              3.01
          Cable Michigan H&W Liabilities                      3.04
          C-TEC DB Plan                                       3.02
          C-TEC DC Plan                                       3.01
          C-TEC H&W Liabilities                               3.04
          C-TEC Retained Liabilities                          3.05
          CTERP                                               3.02
          ESPP                                                3.03
          IRS                                                 3.01
          Loss                                                5.02
          RCN Assumed Liabilities                             3.05
          RCN DC Plan                                         3.01
          RCN H&W Liabilities                                 3.04
          Retained DC Assets and Liabilities                  3.01



                                   ARTICLE 2
                         Employees, Certain Agreements

               Section 2.1. Employees. Subject to the terms and conditions of this Agreement, effective at the time of the Distribution Date, C-TEC, Cable Michigan and RCN or their respective Subsidiaries shall employ each C-TEC Employee, Cable Michigan Employee or RCN Employee, respectively. No provision of this Agreement, however, shall require any such entity to continue the employment of any of their respective employees following the Distribution Date.

               Section 2.2. Certain Agreements; Shared Liabilities. (a) Except as provided in this Section 2.02, this Agreement shall not apply or be deemed to apply to any supplemental benefit arrangements accrued or reflected on the books and accounts of C-TEC immediately prior to the Distribution Date, the liability for which shall be assumed by C-TEC.

           (b) C-TEC, RCN and Cable Michigan shall be 50%, 30% and 20% liable, respectively, for the Shared Employee-Related Liabilities.



                                   ARTICLE 3
                     Allocation of Assets and Liabilities

               Section 3.1. C-TEC DC Plan. (a) (i) Effective not later than the Distribution Date, Cable Michigan shall adopt or designate a profit-sharing plan with a salary reduction arrangement that covers the Cable Michigan Employee Group and meets the requirements of Sections 401(a) and 401(k) of the Code ("Cable Michigan DC Plan"). Cable Michigan agrees that all service credited under the C-TEC Corporation Common-Wealth Builder Savings Plan
("C-TEC DC Plan") as of the Distribution Date with respect to the Cable Michigan Employee Group shall be credited under the Cable Michigan DC Plan for all plan purposes, including eligibility and vesting.

                (ii) Within 30 days after the adoption or designation of the Cable Michigan DC Plan by Cable Michigan or as soon as practicable thereafter, C-TEC shall cause an amount, in cash or in kind as C-TEC and Cable Michigan shall agree, equivalent to the account balances of all members of the Cable Michigan Employee Group under the C-TEC DC Plan as of the date of the transfer, to be transferred from the trust maintained under the C-TEC DC Plan to the trust maintained under the Cable Michigan DC Plan. Such transfer shall include the number of any shares of Cable Michigan Common Stock, C-TEC Common Stock and RCN Common Stock allocable or attributable to the account balances of all members of the Cable Michigan Employee Group. Such transfer of assets shall be made only after Cable Michigan has furnished to C-TEC, and C-TEC has furnished to Cable Michigan, either (A) a copy of an Internal Revenue Service ("IRS") determination letter finding the Cable Michigan DC Plan or the C-TEC
DC Plan, as the case may be, to be a qualified plan meeting the requirements of Sections 401(a) and 401(k) of the Code or (B) an opinion of counsel or written representation from Cable Michigan or C-TEC, as the case may be, (with appropriate indemnities), in either case, to the effect that the Cable
Michigan DC Plan or the C-TEC DC Plan, as the case may be, has been established in accordance with the Code and ERISA, and an agreement that Cable Michigan or C-TEC, as the case may be, will request a determination letter from the IRS and make any and all changes to the Cable Michigan DC Plan or the C-TEC DC Plan, as the case may be, necessary to receive a favorable determination letter. Cable Michigan and C-TEC shall cooperate with each other during the period beginning on the date hereof and ending on the date the assets are transferred to the trust maintained under the Cable Michigan DC Plan to ensure the ongoing operation and administration of the Cable Michigan DC Plan and the C-TEC DC Plan with respect to the Cable Michigan Employee Group.

               (iii) Effective not later than the Distribution Date, RCN shall adopt or designate a profit-sharing plan with a salary reduction arrangement that covers the RCN Employee Group and meets the requirements of Sections 401(a) and 401(k) of the Code and which may also qualify as an "Employee Stock Ownership Plan" within the meaning of Section 4975(e)(7) of the Code ("RCN DC Plan"). RCN agrees that all service credited under the C-TEC DC Plan as of such adoption or designation with respect to the RCN Employee Group shall be credited under the RCN DC Plan for all plan purposes, including eligibility and vesting.

                (iv) Within 30 days after the adoption or designation of the RCN DC Plan by RCN or as soon as practicable thereafter, C-TEC shall cause an amount, in cash or in kind as C-TEC and RCN shall agree, equivalent to the account balances of all members of the RCN Employee Group under the C-TEC DC Plan as of the date of transfer to be transferred from the trust maintained under the C-TEC DC Plan to the trust maintained under the RCN DC Plan. Such transfer shall include the number of shares of any RCN Common Stock, C-TEC Common Stock and Cable Michigan Common Stock allocable or attributable to the account balances of all members of the RCN Employee Group. Such transfer of assets shall be made only after RCN has furnished to C-TEC, and C-TEC has furnished to RCN, either (A) a copy of an IRS determination letter finding the RCN DC Plan or the C-TEC DC Plan, as the case may be, to be a qualified plan meeting the requirements of Sections 401(a) and 401(k) of the Code or (B) an opinion of counsel or written representation from RCN or C-TEC, as the case may be, (with appropriate indemnities), in either case, to the effect that the RCN DC Plan or the C-TEC DC Plan, as the case may be, has been established in accordance with the Code and ERISA, and an agreement that RCN or C-TEC, as the case may be, will request a determination letter from the IRS and make any and all changes to the RCN DC Plan or the C-TEC DC Plan, as the case may be, necessary to receive a favorable determination letter. RCN and C-TEC shall cooperate with each other during the period beginning on the date hereof and ending on the date the assets are transferred to the trust maintained under the RCN DC Plan to ensure the ongoing operation and administration of the RCN DC Plan and the C-TEC DC Plan with respect to the RCN Employee Group.

                 (v) Notwithstanding anything herein to the contrary, the parties hereto agree that, during the one-year period following the Distribution each such party shall endeavor to cause each Employee Benefit Plan sponsored by such party that holds shares of C-TEC Common Stock, RCN Common Stock or Cable Michigan Common Stock to enter into a customary form of lock-up agreement in connection with any underwritten public offering of any of such shares.

           (b) C-TEC shall retain all assets and liabilities under the C-TEC DC Plan except as otherwise provided in Section 3.01(a) ("Retained DC Assets and Liabilities").

               Section 3.2. C-TEC DB Plan and the CTERP. RCN shall retain all assets and liabilities under the C-TEC Corporation Employees' Retirement Plan (the "C-TEC DB Plan") and C-TEC shall retain all assets and liabilities under the Commonwealth Telephone Employees' Retirement Plan (the "CTERP").

               Section 3.3. C-TEC Equity-Based Plans. (a) Stock options outstanding under the C-TEC Equity-Based Plans will be adjusted so that following the Distribution each holder thereof will hold options to purchase shares of C-TEC Common Stock, RCN Common Stock and Cable Michigan Common
Stock, respectively. The number of shares subject to, and the exercise price of, such options shall be adjusted to take into account the Distribution and to ensure that the aggregate intrinsic value of the adjusted RCN, Cable Michigan and C-TEC options after the record date in respect of the Distribution is equal to, and not greater or less than, the aggregate intrinsic value of the related C-TEC option prior to the record date in respect of the Distribution.

           (b) Each holder of Share Units and Restricted Stock (each as used in the C-TEC Corporation Executive Stock Purchase Plan ("ESPP")) held by Persons who are participants in the ESPP immediately prior to the Distribution Date will be adjusted in an equitable manner in connection with the Distribution.

           (c) In partial consideration for all Services rendered, assets transferred and liabilities assumed between the parties pursuant to the Agreement, RCN, C-TEC and Cable Michigan shall use their best efforts to accomplish the foregoing including, but not limited to, making such grants of options and issuing such shares of C-TEC Common Stock, RCN Common Stock and Cable Michigan Common Stock as may be required hereunder.

                 Section 3.4. Health and Welfare Plans. (a) C-TEC shall assume and/or retain all assets and liabilities with respect to the C-TEC Employee Group under the C-TEC health and welfare benefit plans listed on
Exhibit 4 hereto ("C-TEC H&W Liabilities").

           (b) Cable Michigan shall assume and/or retain all assets and liabilities with respect to the Cable Michigan Employee Group under the Cable Michigan health and welfare benefit plans listed on Exhibit 4 hereto ("Cable Michigan H&W Liabilities").

           (c) RCN shall assume and/or retain all assets and liabilities with respect to the RCN Employee Group under the RCN health and welfare benefit plans listed on Exhibit 4 hereto ("RCN H&W Liabilities").

               Section 3.5. Assumption of Liabilities Generally. (a) Except as otherwise provided in, and subject to the terms and conditions of, this Agreement, effective as of the Distribution Date Cable Michigan shall assume and agree to pay when due, honor and discharge, the following ("Cable Michigan Assumed Liabilities"):

                 (i) all obligations and liabilities arising under any employment, separation or retirement agreement or arrangement to the extent applicable to any member of the Cable Michigan Employee Group which has been established or entered into by any of the Companies, whether or not listed on any Exhibit attached hereto;

                (ii) all obligations and liabilities arising under the Cable Michigan DC Plan and the C-TEC Cable Systems of MI, Inc. Bargaining Unit 401(k) Plan;

               (iii)  all Cable Michigan H&W Liabilities;

                (iv) all obligations and liabilities to any member of the Cable Michigan Employee Group in respect of the continuation of coverage rules under Sections 601 through 608 of ERISA and Section 4980B of the Code, including all liabilities and obligations relating to qualifying events that have occurred on or prior to the Distribution Date;

                 (v) all obligations and liabilities arising under any federal, state, local or foreign law, order or regulation (including, without limitation, ERISA and the Code) to the extent they relate to participation by any member of the Cable Michigan Employee Group in any Employee Benefit Plan, whether relating to events occurring on or prior to the Distribution Date or arising by reason of the transactions contemplated by this Agreement or otherwise; and

                (vi) all statutory obligations and liabilities to any member of the Cable Michigan Employee Group, which arise, directly or indirectly, by reason of the transactions contemplated by this Agreement.

           (b) Except as otherwise provided in, and subject to the terms and conditions of, this Agreement, effective as of the Distribution Date RCN shall assume and agree to pay when due, honor and discharge, the following ("RCN Assumed Liabilities"):

                 (i) all obligations and liabilities arising under any employment, separation or retirement agreement or arrangement to the extent applicable to any member of the RCN Employee Group which has been established or entered into by any of the Companies, whether or not listed on any Exhibit attached hereto;

                (ii) all obligations and liabilities arising under the RCN DC Plan and the C-TEC DB Plan;

               (iii) all obligations and liabilities to any member of the RCN Employee Group in respect of the continuation of coverage rules under Sections 601 through 608 of ERISA and Section 4980B of the Code, including all liabilities and obligations relating to qualifying events that have occurred on or prior to the Distribution;

                (iv) all obligations and liabilities arising under any federal, state, local or foreign law, order or regulation (including, without limitation, ERISA and the Code) to the extent they relate to participation by any member of the RCN Employee Group in any Employee Benefit Plan, whether relating to events occurring on or prior to the Distribution or arising by reason of the transactions contemplated by this Agreement or otherwise; and

                 (v) all statutory obligations and liabilities to any member of the RCN Employee Group which arises, directly or indirectly, by reason of the transactions contemplated by this Agreement.

           (c) Except as otherwise provided in, and subject to the terms and conditions of, this Agreement, effective as of the Distribution Date C-TEC shall retain and agree to pay when due, honor and discharge, the following ("C-TEC Retained Liabilities"):

                 (i) all obligations and liabilities arising under any employment, separation or retirement agreement or arrangement to the extent applicable to any member of the C-TEC Employee Group which has been established or entered into by any of the Companies, whether or not listed on any Exhibit attached hereto;

                (ii) obligations and liabilities arising under the Retained DC Assets and Liabilities and the CTERP;

               (iii) all obligations and liabilities arising under any other employee benefit plan or arrangement maintained at any time by any of the Companies or any of their Subsidiaries to the extent applicable to any member of the C-TEC Employee Group;

                (iv) all obligations and liabilities to any member of the C-TEC Employee Group in respect of the continuation of coverage rules under Sections 601 through 608 of ERISA and Section 4980B of the Code, including all liabilities and obligations relating to qualifying events that have occurred on or prior to the Distribution Date;

                 (v) all obligations and liabilities arising under any federal, state, local or foreign law, order or regulation (including, without limitation, ERISA and the Code) to the extent they relate to participation by any member of the C-TEC Employee Group in any Employee Benefit Plan, whether relating to events occurring on or prior to the Distribution Date or arising by reason of the transactions contemplated by this Agreement or otherwise; and

                (vi) all statutory obligations and liabilities to any member of the C-TEC Employee Group, which arise, directly or indirectly, by reason of the transactions contemplated by this Agreement.

               Section 3.6. Further Assurances. (a) On and after the date hereof, C-TEC will, at the reasonable request of Cable Michigan, execute, acknowledge and deliver all such endorsements, assurances, consents, assignments, transfers, conveyances, powers of attorney and other instruments and documents, and take such other actions necessary (i) to assign, transfer, convey and deliver to Cable Michigan, acting in its fiduciary capacity, all the assets to be transferred to Cable Michigan pursuant to Article III hereof and
(ii) to assist Cable Michigan in obtaining the consent and approval of all governmental bodies and other Persons required to be obtained by Cable
Michigan to effect the transfer thereof and the assumption of the Cable Michigan Assumed Liabilities by Cable Michigan or otherwise appropriate to carry out the transactions contemplated hereby.

           (b) On and after the date hereof, C-TEC will, at the reasonable request of RCN, execute, acknowledge and deliver all such endorsements, assurances, consents, assignments, transfers, conveyances, powers of attorney and other instruments and documents, and take such other actions necessary (i) to assign, transfer, convey and deliver to RCN, acting in its fiduciary capacity, all the assets to be transferred to RCN pursuant to Article III hereof, and (ii) to assist RCN in obtaining the consent and approval of all governmental bodies and other Persons required to be obtained by RCN to effect the transfer thereof and the assumption of the RCN Assumed Liabilities by RCN or otherwise appropriate to carry out the transactions contemplated hereby.

           (c) On and after the date hereof, each of Cable Michigan and RCN will, at the reasonable request of C-TEC, execute, acknowledge and deliver all such assumptions, endorsements and other instruments and documents, and take such other actions necessary (i) to assume, pay, honor and discharge the Cable Michigan Assumed Liabilities and RCN Assumed Liabilities, respectively, and
(ii) to assist C-TEC in obtaining the consent and approval of all governmental bodies and other Persons required to be obtained by C-TEC to effect the transfer of the assets to be transferred to Cable Michigan or RCN pursuant to
Article III hereof, respectively, and the assumption of the Cable Michigan Assumed Liabilities and RCN Assumed Liabilities by Cable Michigan and RCN, respectively, or otherwise appropriate to carry out the transactions contemplated hereby.



                                   ARTICLE 4
                        Representations and Warranties

               Section 4.1. Certain C-TEC Representations. C-TEC hereby represents and warrants to Cable Michigan and RCN on the date hereof, that the C-TEC DC Plan has been established in accordance with the Code and ERISA, is qualified under Section 401(a) of the Code, has been so qualified during the period from its adoption to the date hereof and will be so qualified as of the date of the transfers referred to in Section 3.01 and that the trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.



                                   ARTICLE 5
                                Indemnification

               Section 5.1. Indemnification by Cable Michigan. Cable Michigan agrees to indemnify and hold harmless each RCN Indemnitee and each C-TEC Indemnitee from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively, "Loss") incurred or suffered by each such RCN Indemnitee or C-TEC Indemnitee, as the case may be, arising out of or related to the Cable Michigan Assumed Liabilities.

               Section 5.2. Indemnification by RCN. RCN agrees to indemnify and hold harmless each Cable Michigan Indemnitee and each C-TEC Indemnitee from any and all Losses, incurred or suffered by each such Cable Michigan Indemnitee or C-TEC Indemnitee, as the case may be, arising out of or related to the RCN Assumed Liabilities.

               Section 5.3. Indemnification by C-TEC. C-TEC agrees to indemnify and hold harmless each RCN Indemnitee and each Cable Michigan Indemnitee from any and all Losses, incurred or suffered by each such Cable Michigan Indemnitee or C-TEC Indemnitee, as the case may be, arising out of or related to the C-TEC Retained Liabilities.


                                                                     EXHIBIT 1
                                                              TO SCHEDULE 5.01

                                 RCN RETIREES

None



                                                                     EXHIBIT 2
                                                              TO SCHEDULE 5.01


                                   C-TEC EQUITY-BASED PLANS

               C-TEC Corporation 1994 Stock Option Plan, as amended

               C-TEC Corporation 1996 Equity Incentive Plan

               C-TEC Corporation Executive Stock Purchase Plan




                                                                     EXHIBIT 3
                                                              TO SCHEDULE 5.01


                            CABLE MICHIGAN RETIREES


None


                                                                     EXHIBIT 4
                                                              TO SCHEDULE 5.01


                               HEALTH AND WELFARE BENEFIT PLANS


C-TEC Health and Welfare Benefit Plans*

Health Care Plan
CFlex
Basic Life Insurance
Basic Accidental Death and Dismemberment
Long-Term Disability
Supplemental Life Insurance
Supplemental Accidental Death and Dismemberment
Supplemental Death Benefit
Employee Assistance Program


RCN Health and Welfare Benefit Plans*

Health Care Plan
CFlex
Basic Life Insurance
Basic Accidental Death and Dismemberment
Long-Term Disability
Supplemental Life Insurance
Supplemental Accidental Death and Dismemberment
Supplemental Death Benefit
Employee Assistance Program


---------------
* Benefits are made available to members of any collective bargaining unit only to the extent provided for in an applicable collective bargaining agreement.



Cable Michigan Health and Welfare Benefit Plans*

Health Care Plan
CFlex
Basic Life Insurance
Basic Accidental Death and Dismemberment
Long-Term Disability
Supplemental Life Insurance
Supplemental Accidental Death and Dismemberment
Supplemental Death Benefit
Employee Assistance Program


---------------
* Benefits are made available to members of any collective bargaining unit only to the extent provided for in an applicable collective bargaining agreement.



                                                                     EXHIBIT 5
                                                              TO SCHEDULE 5.01



                             SHARED EMPLOYEE-RELATED LIABILITIES

               Any or all liabilities arising out of or relating to the actions or inaction of the employees and former employees of C-TEC Services, occurring prior to the Distribution, but excluding any assets or liabilities allocated pursuant to Article 3 of this Schedule 5.01.



                                                              SCHEDULE 6.01(i)


                           SERVICES PROVIDED BY RCN TO C-TEC GROUP

               RCN will provide, or cause to be provided, the following management and administrative services to the C-TEC Group:

               1. Accounting

               2. Payroll

               3. Management supervision

               4. Cash management

               5. Human resources services and benefit plan administration

               6. Insurance administration

               7. Legal

               8. Tax

               9. Internal audit

               10. Investor and public relations

               11. Other miscellaneous administrative services

               The Fee per year for these services will be 3.5% of the first $175 million of revenue of the C-TEC Group and 1.75% of any additional revenue.


                                                             SCHEDULE 6.01(ii)


               SERVICES PROVIDED BY RCN TO CABLE MICHIGAN GROUP

               RCN will provide, or cause to be provided, the following management and administrative services to the Cable Michigan Group:

               1. Customer service

               2. Marketing

               3. Accounting

               4. Payroll

               5. Management supervision

               6 Cash management

               7. Human resources services and benefit plan administration

               8. Insurance administration

               9. Legal

               10. Tax

               11. Internal audit

               12. Programming administration

               13. Billing

               14. Monthly cable guide

               15. Investor and public relations

               16. Provision of third party programming

               17. Other miscellaneous administrative services

               The total Fee per year for services listed in items 2-12, 15 and 17 will be 4.0% of the revenues of the Cable Michigan Group plus a direct allocation of certain consolidated cable administrative functions consistent with past practice prior to the date hereof.

               The Fee for the customer service listed in item 1 and the billing service listed in item 13 will be a pro rata share (based on the relative number of subscribers) of the fees and expenses incurred by the RCN Group to provide such customer and billing services for all relevant members of the RCN Group and all relevant members of the Cable Michigan Group.

               The Fee for the provision of monthly cable guides set forth in item 14 and the third party programming set forth in item 16 shall be an amount equal to the third party costs incurred by the RCN Group to provide such guides and programming to the Cable Michigan Group.

               The aggregate amount paid by the Cable Michigan Group to the RCN Group and the C-TEC Group for the provision of administration and management services of substantially the same nature, scope and timing as those provided prior to the Distribution Date ("Historical Services") shall not exceed the greater of (i) 6% of the consolidated gross revenues of the Cable Michigan Group or (ii) such higher amount as is permitted under the applicable credit facilities of the Cable Michigan Group. If, as a result of the effect of the preceding sentence, the amount provided by Cable Michigan Group for Historical Services is reduced, the amount of such reduction shall be borne by RCN Companies and the C-TEC Group pro rata based on the relative amounts such Groups would have charged the Michigan Group but for the effect of the preceding sentence.



                                                            SCHEDULE 6.01(iii)


                    SERVICES PROVIDED BY C-TEC TO RCN GROUP

               C-TEC will provide, or cause to be provided, the following administrative service to the RCN Group:

               1. Financial data processing applications

               2. Lockbox services

               3. Storage facilities

               4. LAN and WAN support services

               5. Building maintenance

               6. Other miscellaneous administrative services

               The fees for such services will be an allocated portion (based on relative usage) of the cost incurred by the C-TEC Group to provide such services to all three Groups).


                                                             SCHEDULE 6.01(iv)


              SERVICES PROVIDED BY C-TEC TO CABLE MICHIGAN GROUP


               C-TEC will provide, or cause to be provided, the following administrative services to the Cable Michigan Group:

               1. Financial data processing applications

               2. Lockbox services

               3. Storage facilities

               4. LAN and WAN support services

               5. Other miscellaneous administrative services

               The fees for such services will be an allocated portion (based on relative usage) of the cost incurred by the C-TEC Group to provide such services to all three Groups).

               The aggregate amount paid by the Cable Michigan Group to the RCN Group and the C-TEC Group for the provision of Historical Services shall not exceed the greater of (i) 6% of the consolidated gross revenues of the Cable Michigan Group or (ii) such higher amount as is permitted under the applicable credit facilities of the Cable Michigan Group. If, as a result of the effect of the preceding sentence, the amount provided by Cable Michigan Group for Historical Services is reduced, the amount of such reduction shall be borne by RCN Companies and the C-TEC Group pro rata basis on the relative amounts such Groups would have charged the Michigan Group but for the effect of the preceding sentence.


                                                                 SCHEDULE 9.08


                             SURVIVING AGREEMENTS

             1. Distribution Documents

             2. Communications Equipment Lease Agreement dated 2/28/94
                between CLD and CTCo (Switch Lease).

             3. Commercial Lease Agreement dated 12/17/93 between CLD and
                CTCo and Amendment dated 5/24/94 (Clarks Summit Switch Space Lease).

             4. Reseller Agreement for Internet Access Service dated 7/31/96 between RCN, Inc. and CTCo (epix Services).

             5. Lease Agreement between CTCo and CLD dated 3/1/94 (DS-3
                Lease from Clarks Summit to Elizabethville).

             6. Interim Carrier Services Agreement dated [
                ] between RCN Long Distance and Commonwealth Long Distance Company.

             7. Agreement between CTCo and C-TEC Cable Systems Services,
                Inc. dated [            ] for local and long distance phone
                services (Dallas Service Center).

             8. Agreement between CCI (Chimes) and C-TEC Cable Systems of
                Pennsylvania, Inc. dated [               ] for local and long
                distance phone services (Allentown office).

             9. Maintenance Agreement between CCI and C-TEC Services Inc.
                dated October 9, 1996 (Maintenance of Princeton Phone System).

            10. Agreement dated [                    ] between CCI and RCN
                to provide switch monitoring and traffic capacity services.

            11. Agreement dated [                        ] between CCI and
                CLD to provide switch monitoring and traffic capacity services.

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